Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122825) pertaining to the Amended and Restated 2001 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan of Favrille, Inc. of our report dated March 22, 2005, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

San Diego, California	/s/ Ernst & Young LLP
March 25, 2005